Exhibit 99.1
INNOVATIVE SOLUTIONS CONSULTING, INC.
Financial Statements
as of December 31, 2006
Together with
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Shareholders of
     Innovative Solutions Consulting, Inc.:
We have audited the accompanying balance sheet of Innovative Solutions Consulting, Inc. (a Maryland S-Corporation) as of December 31, 2006 and the related statements of operations, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Solutions Consulting, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
/s/ Bonadio & Co., LLP
Rochester, New York
October 19, 2007

INNOVATIVE SOLUTIONS CONSULTING, INC.
BALANCE SHEETS

	December 31,	June 30,
	2006	2007
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$166,186	$104,145
Accounts receivable	352,968	346,912
Contract retainages receivable	5,767	1,299
Accounts receivable — other	70,341	—
Costs and earnings in excess of billings on contracts in process, net	168,219	49,218
Inventory	116,460	116,460
Prepaid expenses	32,399	27,011

Total current assets	912,340	645,045

PROPERTY AND EQUIPMENT, net	888,562	828,832

	$1,800,902	$1,473,877

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines-of-credit	$360,000	$510,000
Accounts payable and accrued expenses	433,536	415,060
Notes payable — related party	111,968	63,486
Current portion of capital lease obligation	20,231	17,717
Current portion of long-term debt	86,685	110,572

Total current liabilities	1,012,420	1,116,835

LONG-TERM LIABILITIES:
Capital lease obligation, net of current portion	12,408	4,388
Long term debt, net of current portion	276,332	208,822

Total long-term liabilities	288,740	213,210

Total liabilities	1,301,160	1,330,045

SHAREHOLDERS’ EQUITY:
Common stock	1,074	1,074
Additional paid-in capital	130,076	143,564
Retained earnings (deficit)	368,592	(806)

Total shareholders’ equity	499,742	143,832

Total liabilities and shareholders’ equity	$1,800,902	$1,473,877

The accompanying notes are an integral part of these statements.

INNOVATIVE SOLUTIONS CONSULTING, INC.
STATEMENTS OF OPERATIONS

	Year Ended	Six Months Ended
	December 31,	June 30,
	2006	2006	2007
		(Unaudited)
CONTRACT REVENUE	$3,738,135	$1,819,259	$1,121,785

COST OF CONTRACT REVENUE	(4,363,133)	(2,686,757)	(1,103,253)

Gross profit (loss)	(624,998)	(867,498)	18,532

OPERATING EXPENSES:
Selling, general and administrative expenses	(396,307)	(217,652)	(130,718)
Research and development	(367,977)	(335,146)	(210,221)

	(764,284)	(552,798)	(340,939)

Loss from operations	(1,389,282)	(1,420,296)	(322,407)

OTHER INCOME (EXPENSE):
Interest income	5,999	5,090	210
Gain on disposal of property and equipment	1,897	1,897	—
Other income, net	—	8,774	22,071
Interest expense	(37,870)	(7,389)	(29,272)

Total other expense, net	(29,974)	8,372	(6,991)

NET LOSS	$(1,419,256)	$(1,411,924)	$(329,398)

The accompanying notes are an integral part of these statements.

INNOVATIVE SOLUTIONS CONSULTING, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Paid In Capital	Retained Earnings	Total
BALANCE, January 1, 2006	106.31938	$1,063	$96,847	$1,979,348	$2,077,258
100/1 stock split, par value $.10, 100,000 shares authorized	10,525.61862	—	—	—	—
Sale of stock	105.623	11	6,031	—	6,042
Stock-based compensation	—	—	27,198	—	27,198
Net loss	—	—	—	(1,419,256)	(1,419,256)
Distributions to shareholders	—	—	—	(191,500)	(191,500)

BALANCE, December 31, 2006	10,737.561	1,074	130,076	368,592	499,742
Stock-based compensation (Unaudited)	—	—	13,488	—	13,488
Net loss (Unaudited)	—	—	—	(329,398)	(329,398)
Distributions to shareholders (Unaudited)	—	—	—	(40,000)	(40,000)

BALANCE, June 30, 2007 (Unaudited)	10,738	$1,074	$143,564	$(806)	$143,832

The accompanying notes are an integral part of these statements.

INNOVATIVE SOLUTIONS CONSULTING, INC.
STATEMENTS OF CASH FLOWS

		Six Months Ended
	Year Ended	June 30,
	December 31,	2006	2007
	2006	(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,419,256)	$(1,411,924)	$(329,398)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation	137,913	74,887	83,001
Gain on disposal of property and equipment	(1,897)	(1,897)	—
Stock-based compensation	27,198	—	13,488
Changes in:
Accounts receivable	1,568,014	1,489,972	6,056
Costs and earnings in excess of billings, net	(361,449)	(273,761)	119,001
Contract retainages receivable	353,532	(82,435)	4,468
Accounts receivable — other	(63,196)	—	70,341
Inventory	(116,460)	—	—
Prepaid expenses	(15,775)	(3,103)	5,388
Accounts payable and accrued expenses	(164,655)	207,357	(18,476)
Pension plan payable	(36,250)	(3,175)	—

	(92,281)	(4,079)	(46,131)

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	8,431	8,431	—
Purchase of property and equipment	(363,909)	(40,250)	(23,271)

Net cash flow from investing activities	(355,478)	(31,819)	(23,271)

CASH FLOW FROM FINANCING ACTIVITIES:
Borrowings on line-of-credit, net	360,000	300,000	150,000
Proceeds from note payable — related party	120,000	—	35,000
Repayments of note payable — related party	(8,032)	—	(48,482)
Proceeds from borrowings of long-term debt	327,873	327,443	—
Repayments of long-term debt	(56,878)	(13,793)	(78,623)
Repayments of capital lease obligation	(24,518)	(12,259)	(10,534)
Proceeds on sale of common stock	6,042	—	—
Shareholder distributions	(191,500)	(169,500)	(40,000)

Net cash flow from financing activities	532,987	431,891	7,361

NET CHANGE IN CASH AND CASH EQUIVALENTS	85,228	395,993	(62,041)

CASH AND CASH EQUIVALENTS — beginning of year	80,958	80,958	166,186

CASH AND CASH EQUIVALENTS — end of year	$166,186	$476,951	$104,145

The accompanying notes are an integral part of these statements.

INNOVATIVE SOLUTIONS CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 (AUDITED) AND JUNE 30, 2007 AND 2006 (UNAUDITED)
1.	THE COMPANY

Innovative Solutions Consulting, Inc. (the Company) is a privately held business headquartered in Southern Maryland. The Company provides a full range of engineering and technical services for communication electronics systems to the Department of Defense, other governmental agencies, and prime contractors with government agencies. The Company’s expertise includes requirements definition, system and sub-system design, prototype development, fabrication, integration, testing, evaluation, fielding and life cycle logistical support.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States.

Unaudited Interim Financial Statements

Data and information as of June 30, 2007 and 2006 and for the six-month periods then ended are unaudited. In the opinion of management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods.

Cash and Cash Equivalents

Cash and cash equivalents consists of bank demand deposit and money market accounts. These accounts may, at times, exceed federally insured limits. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash and equivalents.

Accounts Receivable

The Company provides credit in the normal course of business to the majority of its customers and generally does not require collateral. The Company’s main source of revenue is generated from contracts with government agencies. Consequently, the Company’s ability to collect amounts billed on contracts is affected by government funding, maintaining security clearances for its offices and employees, and meeting the acceptance conditions and time tables for deliverables called for in contracts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on past credit history with customers, known and inherent collection risks, and the factors noted above. No allowance for doubtful accounts was deemed necessary at December 31, 2006 or June 30, 2007.

Inventory

Inventory consists of work-in-process and is stated at the lower of cost or market.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful life of the related assets, which range from three to ten years. Maintenance and repairs are charged to operations as they are incurred.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company assesses all of its long-lived assets for impairment when events or circumstances indicate their carrying amounts may not be recoverable. This is accomplished by comparing the expected undiscounted future cash flows of the assets with the respective carrying amount as of the date of assessment. Should aggregate future cash flows be less than the carrying value, a write-down would be required, measured as the difference between the carrying value and the fair value of the asset. When required, fair value is estimated either through independent valuation or as the present value of expected discounted future cash flows. If the expected undiscounted future cash flows exceed the respective carrying amount as of the date of assessment, no impairment is recognized. No impairment of long-lived assets was recognized in 2006 or for the six-month period ended June 30, 2007 or 2006.

Revenue Recognition

The Company recognizes revenue from fixed price engineering contracts on the percentage-of-completion method, measured by the percentage of actual costs incurred to total estimated costs. The aggregate of costs and earnings on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and earnings recognized is shown as a current liability in the accompanying balance sheet.

Time and material contract revenues are recognized as work progresses through monthly billings of time and materials as they are applied to the work pursuant to the terms in the respective contract.

The Company recognizes revenue on defense job order contracts when the assembled product is delivered and accepted under the terms of the respective contract.

Contract costs include all direct costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

The Company recognized $70,341 in revenue during 2006 related to a settlement agreement entered into with a customer to resolve a dispute over costs incurred under a government contract.

Research and Development Costs

The Company expenses research and development costs when incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS No. 123(R) requires the company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and to record compensation cost for all stock awards granted after the effective date and for awards modified, repurchased, or cancelled after that date. That compensation cost is recognized in the statement of operations over the period during which the employee is required to provide service in exchange for the award – the requisite service period. The grant-date fair value of employee stock options is estimated using option-pricing models. SFAS No. 123(R) became effective for the Company in 2006. The Company recorded stock-based compensation totaling $27,198 and $13,488 during the year ended December 31, 2006 and the six-month period ended June 30, 2007, respectively, as a result of implementing SFAS No. 123(R). No stock-based compensation was recorded for the six-month period ended June 30, 2006.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company received approval from the Internal Revenue Service to file as an S Corporation for the year 2001 and thereafter. As such, the profit or loss of the Company is reported in the shareholders’ personal tax returns.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.	CONTRACTS

Costs and estimated earnings on uncompleted fixed price contracts are as follows as of:

	December 31,	June 30,
	2006	2007
		(Unaudited)
Costs incurred on fixed price contracts	$562,941	$254,345
Estimated earnings on fixed price contracts	45,483	11,067

	608,424	265,412

Billings to date	(440,205)	(216,194)

	$168,219	$49,218

The above amount is included in “costs and earnings in excess of billings on contracts in process, net” in the accompanying balance sheet.

4.	INVENTORY

Inventory consists of costs associated with a project in fabrication by the Company for resale to the United States Navy and Marines. Costs included in inventory include direct materials, supplies, subcontract costs, direct labor and applied overhead, and were as follows at both December 31, 2006 and June 30, 2007 (Unaudited):

Equipment, material and supplies	$24,459
Subcontract costs	62,500
Labor	20,441
Overhead applied	9,060

$116,460

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	December 31,	June 30,
	2006	2007
		(Unaudited)
Office furniture, equipment and software	$475,189	$475,189
Vehicles	55,809	55,809
Capital lease property	105,444	105,444
Shop furniture and equipment	325,092	325,092
Demonstration unit	367,294	390,565
Leasehold improvements	55,154	55,154

	1,383,982	1,407,253

Less: Accumulated depreciation	(495,420)	(578,421)

	$888,562	$828,832

Depreciation expense totaled $137,913 during the year ended December 31, 2006, of which $113,946 was included in cost of contract revenue in the accompanying statement of operations. Depreciation expense totaled $59,730 and $74,887 for the six-month period ended June 30, 2007 and 2006, respectively.

6.	LINES-OF-CREDIT

The Company has a $1,000,000 revolving line-of-credit and an overdraft protection of $100,000 with Bank of America. The principal shareholder of the Company has guaranteed these credit lines. The lines-of-credit are secured with a blanket lien covering all assets of the Company and has been renewed through September 30, 2007, at which time the balance was repaid and the agreement was terminated.

The revolving line-of-credit is due upon demand and bears interest at the LIBOR rate plus 2.25%. At December 31, 2006 and June 30, 2007, the Company had an outstanding balance of $360,000 and $510,000, respectively, under the terms of this agreement.

Cash Paid For Interest

Cash paid for interest under all financing arrangements, including capital lease obligations and long-term debt, totaled approximately $35,000 during 2006. Cash paid for interest totaled approximately $29,000 and $7,000 during the six-month period ended June 30, 2007 and 2006, respectively.

7.	CAPITAL LEASE ARRANGEMENTS

In 2004, the Company entered into certain financing arrangements for equipment under leases accounted for as capital leases during 2004. These capitalized lease obligations will expire over various years through 2008. The economic substance of these leases is that the Company is financing services and acquiring equipment through the leases and accordingly, the services have been expensed, the equipment is recorded as assets and the leases are recorded as liabilities.

7.	CAPITAL LEASE ARRANGEMENTS (Continued)

The following is an analysis of the leased assets included in property and equipment at:

	December 31,	June 30,
	2006	2007
		(Unaudited)
Equipment under capital lease	$105,444	$105,444
Less: Accumulated depreciation	(46,369)	(53,983)

	$59,075	$51,461

Future minimum lease payments under capital leases are as follows at:

	December 31,	June 30,
	2006	2007
		(Unaudited)
2007	$21,674	$19,762
2008	12,771	4,389

	34,445	24,151

Less: Amounts representing interest	(1,806)	(2,046)

	$32,639	$22,105

8.	LONG-TERM DEBT

Long-term debt consisted of the following at:

	December 31,	June 30,
	2006	2007
		(Unaudited)
Note payable to Bank of America, due in monthly installments of $317, including interest at 5.76%, through July 2008. The note is personally guaranteed by the Company’s principal shareholder and is secured by the related vehicle.	$5,746	$3,990

Note payable to Bank of America, due in monthly installments of $1,243, including interest at 6.34%, through December 2009. The note is personally guaranteed by the Company’s principal shareholder and is secured by the related equipment.	40,592	34,349

Note payable to Bank of America, due in monthly installments of $757, including interest at 6.34%, through September 2009. The note is personally guaranteed by the Company’s principal shareholder and is secured by the related equipment.	22,908	19,029

8.	LONG-TERM DEBT (Continued)

	December 31,	June 30,
	2006	2007
		(Unaudited)
Note payable to Ford Motor Credit Corp., due in monthly installments of $1,123, including interest at 0.90%, through March 2009. The note is personally guaranteed by the Company’s principal shareholder and is secured by the Company’s rapid response vehicle.	30,008	23,419

Note payable to Bank of America, due in monthly installments of $5,772, including interest at 7.40%, through June 2011. The note is personally guaranteed by the Company’s principal shareholder and is secured by equipment in the Company’s rapid response vehicle.	263,763	238,607

	363,017	319,394

Less: Current portion	(86,685)	(110,572)

	$276,332	$208,822

9.	OPERATING LEASES

The Company had a three-year non-cancelable lease for its office and warehouse space in Hollywood, Maryland. Rent expense under the terms of this agreement was $15,974 per month. This lease expired in June 2006 and was renewed for an additional two-year period at $12,638 per month. The current lease expiries on June 30, 2008. Future minimum rental payments under this agreement are as follows at:

	December 31,	June 30,	June 30,
	2006	2007	2006
		(Unaudited)
2007	$151,656	$75,828	$227,484
2008	75,828	75,828	75,828

	$227,484	$151,656	$303,312

Rent expense amounted to approximately $171,000 during 2006. Approximately $157,000 of rent was included in operating expenses during 2006 and approximately $14,000 of rent was included in work-in-process inventory at December 31, 2006. Rent expense amounted to approximately $76,000 and $95,000 for the six-month period ended June 30, 2007 and 2006, respectively.

10.	RELATED PARTY TRANSACTIONS

During 2006, the Company entered into two short-term loan arrangements with its principal shareholder. During 2007, the Company entered into an additional short-term loan arrangement with its principal shareholder. The following loans were payable to its principal shareholder as of:

	December 31,	June 30,
	2006	2007
		(Unaudited)
Unsecured installment loan, payable in monthly installments of $8,699, including interest of 8%, due November 1, 2007.	$91,968	$34,223

Unsecured note payable to shareholder, including interest at 8%; due in full on January 28, 2007	20,000	—

Unsecured installment loan, payable in monthly installments of $5,970, including interest of 8%, due June 1, 2008	—	29,263

	$111,968	$63,486

11.	BENEFIT PROGRAMS

The Company sponsors a 401k plan (the Plan) covering all eligible employees. The Plan includes 401(k) salary deferral provisions allowing eligible employees to defer a portion of their annual compensation, limited to annually determined Federal limits. The Company makes matching contributions to the Plan in an amount equal to 50% of the first 15% of employee contributions. The Company may also make profit sharing contributions to the Plan on a discretionary basis. There were no profit-sharing contributions to the Plan during 2006. Employer matching contributions to the Plan were approximately $44,000 for the year ended December 31, 2006. There was no employer matching contributions during the six-month period ended June 30, 2007. Employer matching contributions to the Plan were approximately $38,000 during the six-month period ended June 30, 2006.

12.	STOCK OPTIONS

The Company has non-qualified stock option arrangements for certain key employees which were granted under two plans dated April 24, 2004 and June 16, 2005. The stock option agreements have a strike price of $1.00 and grant the Company a first right of refusal and existing shareholders a second right of refusal on any future sale of the stock. The option awards generally vest based on three years of continuous service. The stock option price is equal to the fair market value of the Company, less a minority discount, as determined by management of the Company.

12.	STOCK OPTIONS (Continued)

The fair value of each option award is estimated on the date of grant using an option-pricing model and the following assumptions: A risk free interest rate based on the U.S. Treasury yield curve (4.7% at December 31, 2006), an expected term of 3 years, which represents the period of time that the options are expected to be outstanding, and expected volatility of 49.74%, based on an evaluation of comparable companies’ measures of volatility. The Company has used this measure as a basis for determining the expected volatility used in calculating the value of the option awards because there is not sufficient historical information about past volatility available on which to base a reasonable and supportable estimate of the expected volatility of its share price. The Company does not anticipate declaring dividends now or in the future and has therefore assumed no dividend rate.

The following table summarizes the activity of the Company’s stock option plan:

				Weighted
				Average
			Weighted	Remaining
		Exercise	Average	Contractual
Options	Shares	Price	Price	Term
Outstanding as of January 1, 2006	633	1.00	1.00

Exercised	(105)	1.00	1.00

Granted	—	—	—

Outstanding as of December 31, 2006	528	1.00	1.00	1.40

Exercised (Unaudited)	—	—	—

Granted (Unaudited)	—	—	—

Outstanding at June 30, 2007 (Unaudited)	528	1.00	1.00	1.40

Exercisable as of December 31, 2006	528	$—	$—

Exercisable as of June 30, 2007 (Unaudited)	528	$—	$—

During the year ended December 31, 2006 and the six-month period ended June 30, 2007, the Company recorded stock-based compensation costs of $27,198 and $13,488, respectively, attributable to previously awarded grants. No compensation expense was recorded for the six-month period ended June 30, 2006. All options become fully vested at the end of the required service period, which is generally a three-year period. As of December 31, 2006 and June 30, 2007, no options are fully vested and exercisable, as these service periods have not yet been met.

As of December 31, 2006 and June 30, 2007, there was $34,336 and $20,848, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of 1.4 years as of December 31, 2006.

13.	MAJOR CUSTOMER CONCENTRATION

The Company has earned significant revenues by providing services to U.S. Government agencies under prime contracts and subcontracts with other defense contractors. Most of these contracts require the Company to maintain high-security limited-access work areas and offices. Additionally, Company employees must obtain and maintain high-level security clearances from the U.S. Government.

In 2004, the Company was awarded its first prime contract with the U.S. Government. The contract is a defense contract in the amount of $30 million dollars over five years. Approximately half of the contract has been subcontracted with another defense contractor. The contract is dependent upon both the subcontractor and the Company providing the work throughout the contract term. The current level of funding on the contract is approximately $5.6 million.

During 2005, the Company, in anticipation of a work slow down from one of its largest customers, reduced its workforce by one fourth and by the end of 2006, its workforce was approximately one third of its 2004 workforce level.

The Company’s management believes the turnabout is temporary and has made provisions in its infrastructure to retain key employees, develop new products for demonstration and resale to secure other prime contracts under new and existing markets for commercial and Governmental agencies.

For the year ended December 31, 2006, the Company’s revenue from contracts under prime or subcontracts under U.S. Government agency contracts represented approximately 95% of the Company’s total revenue. The Company’s revenues are heavily concentrated in three or more customers, who represented approximately 81% of the Company’s total revenue for the year ended December 31, 2006.

14.	PROPERTY HELD FOR OTHERS

The Company assembles and holds U.S. Government high level secured property which is either in the process of being fabricated, assembled ready for delivery or which it has received directly for secure storage until requested either by contract or otherwise. The Company does not carry the value of this property as inventory or as a liability on its balance sheets. The Company carries insurance covering property of others and management feels the coverage is adequate.

15.	SHAREHOLDERS’ EQUITY

Common Stock
The Company, in August 2005, adjusted its par value per share from $10.00 to $.10 per share through a 100/1 stock split. All shareholders of record received one hundred times the number of shares previously held. The Stock split also effects stock option holders whose option shares increased accordingly.

16.	SUBSEQUENT EVENT

Subsequent to year-end, the Company accepted an offer to sell all of its issued and outstanding shares of common stock to a third party. On September 28, 2007, the acquisition was finalized for an initial cash purchase price of $1,000,000, with up to $2,000,000 in additional cash consideration contingent on the achievement of certain sales milestones.